UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

ENVERIC BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4851 Tamiami Trail N, Suite 200 Naples, FL 34103	34103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report, Enveric Biosciences, Inc. (the “Company”) held a special meeting of stockholders on July 14, 2022 (the “Special Meeting”) at which meeting the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2020 Long-Term Incentive Plan (the “Incentive Plan”) to (i) increase the aggregate number of shares available for the grant of awards by 7,304,107 shares to a total of 10,000,000 shares, and (ii) add an “evergreen” provision whereby the number of shares authorized for issuance pursuant to awards under the Incentive Plan will be automatically increased on the first trading date immediately following the date the Company issues any share of Common Stock (defined below) to any person or entity, to the extent necessary so that the number of shares of the Company’s Common Stock authorized for issuance under the Incentive Plan will equal the greater of (x) 10,000,000 shares, and (y) 15% of the total number of shares of the Company’s Common Stock outstanding as of such issuance date.

For more information about the Plan Amendment, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 31, 2022 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2022, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-50 reverse stock split of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 4:05 p.m. (New York time) on July 14, 2022 (the “Reverse Stock Split”). As reported below under Item 5.07 of this Current Report, the Company held the Special Meeting on July 14, 2022, at which meeting the Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-100, with such ratio to be determined by the Company’s board of directors (the “Board”) and included in a public announcement. Following the Special Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-50 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 50 shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be rounded up to the next whole number. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 52,684,548 shares to approximately 1,053,691 shares, subject to adjustment for the rounding up of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 100,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s 2020 Long-Term Incentive Plan.

The Common Stock will begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market on July 15, 2022. The trading symbol for the Common Stock will remain “ENVB.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 29405E208.

For more information about the Reverse Stock Split, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on July 14, 2022. As of the close of business on May 19, 2022, the record date for the Special Meeting, there were 52,684,548 shares of Common Stock and 52,684.548 shares of shares of our Series C Preferred Stock, par value $0.01 (“Series C Preferred Stock”) outstanding and entitled to vote on the proposals described below. The matters described below were submitted to a vote of the Company’s stockholders at the Special Meeting. Each proposal is described in detail in the Proxy Statement.

At the Special Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. The final voting results are as follows:

1.	To approve an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the Board, but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the Special Meeting, a reverse stock split with respect to the Company’s issued and outstanding Common Stock, including stock held by the Company as treasury shares, at a ratio of 1-for-10 to 1-for-100, with the ratio within such range to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”).

For	Against	Abstain
21,560,409,638	2,560,950,606	271,668,519

2.	To approve an amendment to the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan to (i) increase the aggregate number of shares available for the grant of awards by 7,304,107 shares to a total of 10,000,000 shares, and (ii) add an “evergreen” provision whereby the number of shares authorized for issuance pursuant to awards under the Incentive Plan will be automatically increased on the first trading date immediately following the date the Company issues any share of Common Stock to any person or entity, to the extent necessary so that the number of shares of our Common Stock authorized for issuance under the Incentive Plan will equal the greater of (x) 10,000,000 shares, and (y) 15% of the total number of shares of our Common Stock outstanding as of such issuance date.

For	Against	Abstain	Broker Non-Votes
8,310,328	5,747,531	60,210	10,367,694

3.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.

For	Against	Abstain
20,799,362,034	3,300,596,775	293,069,953

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 7.01	Regulation FD Disclosure.

On July 14, 2022, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Enveric Biosciences, Inc.
10.1	First Amendment to the Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan
99.1	Press release, dated July 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES INC.

Date: July 14, 2022	By:	/s/ Joseph Tucker
	Name:	Joseph Tucker, PhD
	Title:	Chief Executive Officer